EXHIBIT 10.3

UNITED BANCORP, INC.
2005 STOCK OPTION PLAN
(As amended through September 15, 2009)

ARTICLE I
Definitions

1.1 Definitions:  As used herein, the following terms shall have the meaning set forth below, unless the context clearly requires otherwise:

(a)
“Applicable Event” shall mean (i) the expiration of a tender offer or exchange offer (other than an offer by the Company) pursuant to which more than 25% of the Company’s issued and outstanding stock has been purchased, or (ii) the entry into an agreement by the Board of Directors of the Company to merge or consolidate the Company with or into another entity where the Company is not the surviving entity, an agreement to sell or otherwise dispose of all or substantially all of the Company’s or the Bank’s assets (including a plan of liquidation), or the approval by the shareholders of the Company of an agreement to merge or consolidate the Company with or into another entity where the Company is the surviving entity, pursuant to which more than 25% of the stock of the surviving company will be owned by persons who were not holders of the Company’s issued and outstanding stock at the time of the agreement.

(b)	“Bank” shall mean United Bancorp, Inc., and any subsidiary of United Bancorp, Inc.

(c)	“Administrative Committee” shall mean a Committee consisting of the members of the Compensation and Governance Committee of the Board of Directors of the Company who are not employees of the Company.

(d)	“Company” shall mean United Bancorp, Inc.

(e)	“Director” shall mean a member of the Board of Directors of the Company.

(f)	“Effective Date” with respect to the Plan shall mean the date specified in Section 2.3 as the Effective Date.

(g)	“Fair Market Value” shall mean, with respect to a share of Stock, the closing price of a share of Stock on the trading day before the trading day of the grant.

(h)
“Option” shall mean an option to purchase Stock granted pursuant to the provisions of the Plan.  Options granted under the Plan shall be Non-qualified Stock Options.  Non-qualified Stock Options shall mean an Option to purchase shares of Stock which is not an Incentive Stock Option under Section 422 of the Internal Revenue Code.

(i)	“Participant” shall mean officers and Directors of the Company and/or any subsidiaries to whom an Option has been granted.

(j)	“Plan” shall mean the United Bancorp, Inc. 2005 Stock Option Plan, the terms of which are set forth herein.

(k)	“Plan Year” shall mean the twelve-month period beginning on the Effective Date, and each twelve-month period thereafter beginning on the anniversary date of the Effective Date.

(l)
“Stock” shall mean the Common Stock of the Company or, in the event that the outstanding shares of Stock are changed into or exchanged for shares of a different stock or securities of the Company or some other entity, such other stock or securities.

(m)	“Stock Option Agreement” shall mean the agreement between the Company and the Participant under which the Participant may purchase Stock pursuant to the terms of the Plan.

(n)	“TARP” shall mean the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009, and any related regulations.

ARTICLE II
The Plan

2.1 Name.  This plan shall be known as the “United Bancorp, Inc. 2005 Stock Option Plan.”

2.2 Purpose.  The purpose of the Plan is to advance the interests of the Company and its shareholders by affording to officers and Directors of the Company and/or any subsidiaries an opportunity to acquire or increase their proprietary interest in the Company by the grant to such persons of Options under the terms set forth herein.  By encouraging such persons to become owners of the Company, the Company seeks to attract, motivate, reward and retain those highly competent individuals upon whose judgment, initiative, leadership and efforts the success of the Company depends.

2.3 Effective Date and Term.  The Plan was approved by the Board of Directors of the Company on February 10, 2004 and shall be effective January 1, 2005, as approved by a majority of the shareholders of the Company present in person or by proxy at the meeting of shareholders of the Company held on April 20, 2004.  The Plan shall terminate upon the fifth anniversary of the Effective Date, unless the plan is extended with the approval of the shareholders.

ARTICLE III
Administration

3.1 Administration.

(a)
The Plan shall be administered by the Administrative Committee.  Subject to the express provisions of the Plan, the Administrative Committee shall have sole discretion and authority to determine from time to time the individuals to whom Options may be granted, the number of shares of Stock to be subject to each Option, the period during which such Option may be exercised and the price at which such Option may be exercised.

(b)
Meetings of the Administrative Committee shall be held at such times and places as shall be determined from time to time by the Administrative Committee.  A majority of the members of the Administrative Committee shall constitute a quorum for the transaction of business and the vote of a majority of those members present at any meeting shall decide any question brought before the meeting.  In addition, the Administrative Committee may take any action otherwise proper under the Plan by the affirmative vote, taken without a meeting, of a majority of the members.

(c)
No member of the Administrative Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including, but not limited to, the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct.  All questions of interpretations and application with respect to the Plan or Options granted thereunder shall be subject to the determination, which shall be final and binding, of a majority of the whole Administrative Committee.

3.2 Company Assistance.  The Company shall supply full and timely information to the Administrative Committee on all matters relating to eligible employees, their employment, death, retirement, disability or other termination of employment, and such other pertinent facts as the Administrative Committee may require.  The Company shall furnish the Administrative Committee with such clerical and other assistance as is necessary in the performance of its duties.

ARTICLE IV
Participants

4.1 Eligibility.  Members of the Management Committees of the Company and its subsidiaries, as well as other officers of the Company and its subsidiaries, may from time to time be approved by the Administrative Committee as Participants in this Plan.

ARTICLE V
Shares of Stock Subject to Plan

5.1 Grant of Options and Limitations.

(a)	As of the first day of each Plan Year, Options may be granted according to the following schedule:

1.
Officers of the Company or subsidiaries as designated by the Administrative Committee shall be eligible to receive Options for the number of shares of Stock determined by the Administrative Committee, provided that no Options may be granted to the most highly compensated employee, as defined by TARP, during the period any obligation arising from the TARP assistance remains outstanding.

2.	Each person who is a Director of the Company or its subsidiaries, and is not actively employed by the Company shall receive Options for 1,000 shares of Stock upon inception of the Plan.

(b)
Stock Available for Options.  Subject to adjustment pursuant to the provisions of Section 9.3 hereof, the aggregate number of shares with respect to which Options may be granted during the term of the Plan shall not exceed 175,000 shares of Company Stock.  Shares with respect to which Options may be granted may be either authorized and unissued shares or shares issued and thereafter acquired by the Company.

5.2 Options Under the Plan.  If Options granted hereunder shall expire, terminate or be canceled for any reason without being wholly exercised, new Options may be granted hereunder covering the number of shares to which such Option expiration, termination or cancellation relates.  Shares of Stock that have been exercised with respect to which an Option granted hereunder shall not again be available for grant hereunder.

ARTICLE VI
Options

6.1 Option Grant and Agreement.  Each Option granted hereunder shall be evidenced by minutes of a meeting or the written consent of at least a majority of the members of the Administrative Committee and by a written Stock Option Agreement dated as of the date of grant and executed by the Company and the Participant.  The Stock Option Agreement shall set forth such terms and conditions as may be determined by the Administrative Committee consistent with the Plan.

6.2 Option Price.  The exercise price of the Stock subject to each Option shall not be less than the Fair Market Value of the Stock on the date the Option is granted.

6.3 Option Grant and Exercise Periods.  No Option may be granted after the fifth anniversary of the Effective Date.  The period for exercise of each Option shall be determined by the Committee, but in no instance shall such period extend beyond the tenth anniversary of the date of grant of the Option.

6.4 Option Exercise.

(a)
The Company shall not be required to sell or issue shares under any Option if the issuance of such shares shall constitute or result in a violation by the Participant or the Company of any provisions of any law, statute or regulation of any governmental authority.  Specifically, in connection with the Securities Act of 1933, (the “Act”), upon exercise of any Option, the Company shall not be required to issue such shares unless the Administrative Committee has received evidence satisfactory to it to the effect that registration under the Act and applicable state securities laws is not required, unless the offer and sale of securities under the Plan is registered or qualified under the Act and applicable state laws.  Any determination in this connection by the Administrative Committee shall be final, binding and conclusive.  If shares are issued under any Option without registrations under the Act of applicable state securities laws, the Participant may be required to accept the shares subject to such restrictions on transferability as may in the reasonable judgment of the Administrative Committee be required to comply with exemptions from registrations under such laws.  The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Act of applicable state securities laws.  The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

(b)
Subject to Section 6.4(c) and such terms and conditions as may be determined by the Committee in its sole discretion upon the grant of an Option, an Option may be exercised in whole or in part and from time to time by delivering to the Company at its principal office written notice of intent to exercise the Option with respect to a specified number of shares.

(c)	An Option shall be exercisable according to the following vesting schedule:

33% after one year from the date of grant
66% after two years from the date of grant
100% after three years from the date of grant

Provided, however, that upon the earlier of (i) the occurrence of an Applicable Event, (ii) the death of Participant (iii) or total disability, all Options granted to the Participant shall be fully exercisable in accordance with terms of the Plan.  For purposes of this Plan, a Participant is totally disabled if he is receiving disability benefits under the Social Security Act as the result of a total and permanent disability, or is determined to be totally disabled under any long-term disability plan sponsored by the Company.

At the discretion of the Committee, all or a portion of Options previously granted to a Participant can be amended to reduce the vesting schedule or immediately 100% vest the Options.

Notwithstanding the preceding, Options shall not become exercisable or vested prior to the time set forth in the vesting schedule above with respect to any senior executive officer or any of the five next most highly compensated employees (as those terms are defined by TARP) to the extent the acceleration of vesting would be a golden parachute payment under TARP during the period that any TARP assistance remains outstanding to the Company.

(d)
Subject to such terms and conditions as may be determined by the Administrative Committee in its sole discretion upon grant of any Option, payment for the shares to be acquired pursuant to exercise of the Option shall be made as follows:

1.
by delivering to the Company at its principal office a check payable to the order of the Company, in the amount of the Option price for the number of shares of Stock with respect to which the Option is then being exercised; or

2.
by delivering to the Company at its principal office certificates representing Stock, duly endorsed for transfer to the Company, having an aggregate Fair Market Value as of the date of exercise equal to the amount of the Option price, for the number of shares of Stock with respect to which the Option is then being exercised; or

3.	by any combination of payments delivered pursuant to paragraphs (d)(1) and (d)(2) above.

6.5 Rights as Shareholder.  A Participant shall have no rights as a Shareholder with respect to any share subject to such Option prior to the exercise of the Option and the purchase of such shares.

6.6 Recovery.  If the value received under this Plan by a Participant is later determined to have been based on statements of earnings, revenue, gains or other criteria that are later proven to be materially inaccurate, and the arrangement is determined to be subject to the TARP recovery provisions, the Participant shall return to the Company the excess of any value received under this Plan over the value that would have been received based on an accurate determination.

ARTICLE VII
Termination, Amendment and Modification of Plan

7.1 Termination and Amendment.  The Board of Directors of the Company may at any time and from time to time and in any respect amend, modify or terminate the Plan; provided, however, that absent the approval of holders representing a majority of the voting shares of stock of the Company, no such action may:

(a)	increase the total number shares of Stock subject to the Plan; or

(b)	withdraw the administration of the Plan from the Administrative Committee; or

(c)	change the terms by which an Option may be exercised, in whole or in part, as described in Section 6.4 of this Plan; or

(d)	change the limitation on the price at which Options may be granted hereunder as provided by Section 6.2 or;

(e)	affect any Stock Option Agreement previously executed pursuant to the Plan without the consent of the Participant.

(f)
Notwithstanding the preceding, the Board of Directors may amend or change the terms of an Option or Option Agreement, without the consent of the Participant, to the extent required by law or to the extent the Board determines that a modification is needed to ensure that the Plan does not encourage senior executive officers (as defined by TARP) to take unnecessary or excessive risks that threaten the value of UBI or any of its controlled group.

ARTICLE VIII
Miscellaneous

8.1 Nontransferability of Option.  No Option may be transferred by a Participant under any circumstances.  During the lifetime of a Participant the Option shall be exercisable only by the Participant.

8.2 Effect of Termination of Employment or Death, Total Disability or Retirement.

(a)
If a Participant’s status as a Director or an employee of the Company terminates for any reason other than the death, total disability or retirement after attainment of age 65 for an employee, or age 70 for a Director, before the date of expiration of non-exercised Stock Options held by such Participant, such Stock Options shall become null and void on the 90th day following the date of such termination.  A Participant who terminates employment with the Company, but retains his status as a Director, or an employee who is no longer a Director, is not considered terminated for purposes of this Section 8.2.  The date of such termination shall be the date the Participant ceases to be a Director or employee of the Company.

(b)
If a Participant dies or becomes totally disabled before the expiration of non-exercised Stock Options held by the Participant, such Stock Options shall terminate on the earlier of (i) the date of expiration of the Stock Options or (ii) one year following the date of the Participant’s death or disability.  The executor, administrator, or personal representative of the estate of a deceased Participant, shall have the right to exercise the Participant’s Stock Option.  To the extent that such Stock Options would otherwise be exercisable under the terms of the Plan and the Participant’s Stock Option Agreement, such exercise may occur at any time prior to the termination date specified in this paragraph.

(c)
If a Participant separates from service after attainment of age 65 for an employee or age 70 for a Director before the expiration of non-exercised Stock Options held by the Participant, such Stock Options shall terminate on the earlier of (i) the date of expiration of the Stock Options or (ii) three years following the date of the Participant’s termination of service.

8.3 Antidilution.  The provisions of subsections (a) and (b) shall apply in the event that the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company or another entity by reason or any merger, consolidation, reorganization, recapitalization, reclassification, combination, stock split or stock dividend.

(a)	The aggregate number and kind of shares subject to Options which may be granted hereunder shall be adjusted appropriately.

(b)
Where dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving company is involved, each outstanding Option granted hereunder shall, subject to Section 7.1, terminate.

The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Administrative Committee and any such adjustment may provide for the elimination of fractional share interests.

8.4 Application of Funds.  The proceeds received by the Company from the sale of Stock pursuant to Options shall be used for general corporate purposes.

8.5 Tenure.  Nothing in the Plan or in any Option granted hereunder, or in any Stock Option Agreement relating thereto, shall confer upon any Director or officer, the right to continue in such position with the Company.

8.6 Other Compensation Plans.  The adoption of the Plan shall not affect any other stock option or incentive or other compensation plan in effect for the Company, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for Directors or officers of the Company.

8.7 No Obligation to Exercise Options.  The granting of an Option shall impose no obligation upon the Participant to exercise such Option.

8.8 Plan Binding on Successors.  The Plan shall be binding upon the successors and assigns of the Company.

8.9 Singular, Plural Gender.  Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include feminine.

8.10 Headings, Etc., No Part of Plan.  Headings of Articles and Sections hereof are inserted for convenience of reference; they constitute no part of the Plan.

8.11 Governing Law.  Except as otherwise required by law, the validity, construction and administration of this Plan shall be determined under the Laws of the State of Michigan.

Signed this 15th day of September, 2009.

UNITED BANCORP, INC.

By:  _/s/ David S. Hickman_____________________
David S. Hickman
Chairman of the Board of Directors